 Exhibit 99.1
Enovix Announces Third Quarter 2024 Financial Results
FREMONT, Calif., October 29, 2024 -- Enovix Corporation (“Enovix”) (Nasdaq: ENVX), a global high-performance battery company, announced today financial results for third quarter 2024, which included the summary below from its President and CEO, Dr. Raj Talluri.

Fellow Shareholders,

In the third quarter of 2024, we made significant progress on our journey to scale. The unveiling of Fab2 was a major boost in confidence with multiple customers now indicating a desire to launch products with us starting from late 2025.

Other recent highlights include:

•Revenue growth: Revenues were $4.3 million in the third quarter, above our guidance midpoint and up from $3.8 million in the second quarter.
•Manufacturing: The Company formally opened Fab2 in Malaysia and within weeks commenced shipping battery cells to customers.
•Commercialization: A leading smartphone OEM signed a development agreement for qualification of our battery product and mass production launch in late 2025.
•Cost reduction: We are on track to further reduce cash consumption by leveraging our new Malaysia operations which will provide runway into 2026.

We are laser-focused on execution as we see increasing demand across our target markets. The strategy we established early last year prioritized large, high-value segments, such as smartphones and AR/VR headsets, where the need for higher energy density commands a premium. This approach has proven to be visionary, with the recent surge in AI-enabled smartphones further validating our strategy and driving significant pull for our products. We are confident that our go-to-market strategy positions Enovix on an expedient path to profitability while maintaining a competitive edge in innovation.

Our analysis of recent smartphone launches highlights a critical shortfall in conventional batteries. Energy density improvements in flagship devices released in 2024 have stagnated, with a mere 1% year-over-year increase. We believe this trajectory is insufficient to meet escalating demands of modern devices, especially those powered by AI.

In contrast, our battery technology roadmap offers a generational leap in energy density. With our Malaysia Fab now gearing up for production, we are in a full sprint to commercialize this transformative technology and meet the pressing needs of the industry. Our focus on rapid execution will enable us to offer substantial benefits to our customers and consumers alike, positioning us as a leader in next-generation battery solutions.

Business Update

Manufacturing. We formally opened Fab2 in Malaysia with various stakeholders including several leading smartphone OEMs that provided decidedly positive feedback on ramp quality and speed, as well as the level of automation. A total of 11 customers have now inspected our new facility. The Agility Line is fully operational with initial yields comparable to final levels we achieved with our first manufacturing line in California, with expected improvements on the horizon. Consistent with our plans, we commenced shipping EX-1M cells to customers in the third quarter, supporting their qualification and mass production timelines. We are on track to complete Site Acceptance Testing (SAT) of the High-Volume Line in Q4 2024.

Commercialization. Our business team has made significant progress toward profitability by securing demand across multiple high-growth markets. We are excited to announce that we have formalized a strategic partnership with a second leading smartphone OEM. This agreement outlines key milestones, and upon meeting them, we are poised to enter the smartphone market in late 2025 with high-volume production from our Fab2 facility. This marks a major step forward in our journey to scale.

In parallel, we have aligned on a production schedule with a leading IoT customer, which includes a mass production purchase order also slated for 2025. This partnership underscores our ability to diversify into high-value sectors beyond smartphones. Further, we are aggressively expanding our pipeline by engaging with strategic IoT customers to unlock high-growth opportunities and accelerate top-of-the-funnel momentum.

In the EV space, we are advancing our targeted strategy of developing customized products with two of the world’s largest automotive OEMs. In Q4, we expect to complete our first milestone pursuant to the agreement with one of the major automakers in the EV market, which is a major milestone in our efforts to enter and grow within the EV market. Looking ahead, we are focused on expanding these relationships in 2025, leveraging a capital-efficient, licensing-based business model in the EV space that aligns with the long-term scalability of our technology.

Products: Our product development team is advancing toward the 2025 mass production of EX-1M, which will highlight the capabilities of our breakthrough active silicon technology. In Q3, we successfully achieved UN38.3 certification, marking a critical milestone for market entry and a strong validation of our products’ safety.

In addition, we are on track to sample EX-2M to select customers in Q4. We’re now making samples and have identified the product’s advanced electrochemistry. These early samples will be instrumental in accelerating the timeline to full-scale production. Finally, we have made progress on the comprehensive product definition of EX-3M, reaffirming our commitment to pushing the boundaries of innovation and delivering industry-leading solutions to customers across a range of industries.
Financials: Revenue was $4.3 million in the third quarter of 2024, near the high end of our guidance range and up from $3.8 million in the second quarter of 2024.

Our GAAP cost of revenue was $5.0 million in the third quarter of 2024 representing a slight reduction sequentially as a percentage of sales and leading to a similar gross income level.

Our GAAP operating expenses of $48.6 million in the third quarter of 2024 were down from $88.1 million in the second quarter, due largely to lower restructuring costs which were concentrated in the previous quarter as the Company shifted our manufacturing operations from the U.S. to Malaysia. Our non-GAAP operating expenses were $27.2 million in the third quarter of 2024, down 12% from $30.9 million in the second quarter of 2024.

Our GAAP net loss attributable to Enovix of $22.5 million in the third quarter of 2024 was down from $115.9 million in the second quarter of 2024 due to lower restructuring costs. Our GAAP net loss attributable to Enovix for the third quarter of 2024 also included $29.9 million of income due to a decrease in the fair value of our common stock warrants during the quarter.

Adjusted EBITDA in the third quarter of 2024 was a loss of $21.6 million compared to an adjusted EBITDA loss of $23.1 million in the second quarter of 2024.

Earnings per share loss in the third quarter of 2024 was $0.30 on a GAAP basis and $0.17 on a non-GAAP basis compared to second quarter earnings per share loss of $0.67 on a GAAP basis and $0.14 on a non-GAAP basis.

We exited the third quarter of 2024 with $200.9 million of cash, cash equivalents, and short-term investments due to cash used in operating activities of $30.7 million and capital expenditures of $19.5 million during the quarter.

A full reconciliation of our GAAP to non-GAAP results is available later in this report.

Outlook

For the fourth quarter of 2024, we expect revenue between $8.0 million and $10.0 million, a GAAP EPS loss of $0.23 to $0.29, an adjusted EBITDA loss of $19.0 million to $25.0 million, and a non-GAAP EPS loss of $0.15 to $0.21.

Summary

We are very pleased with our accomplishments in the third quarter. Fab2 is now operational and shipping samples to customers. We secured a 2025 launch commitment from a major smartphone OEM. And we made progress on our product roadmap for EX-2M and beyond. For the remaining months of 2024, the key objectives are completing SAT for the High-Volume Line and shipping EX-2M samples.

Conference Call Information

Enovix will hold a video conference call at 2:00 PM PT / 5:00 PM ET today, October 29, 2024, to discuss the company’s business updates and financial results. To join the call, participants must use the following link to register: https://enovix-q3-2024.open-exchange.net/registration. This link will also be available via the Investor Relations section of the Enovix website at https://ir.enovix.com. An archived version of the call will be available on the Enovix website for one year at https://ir.enovix.com.
About Enovix
Enovix is on a mission to deliver high-performance batteries that unlock the full potential of technology products. Everything from IoT, mobile, and computing devices, to the vehicle you drive, needs a better battery. Enovix partners with OEMs worldwide to usher in a new era of user experiences. Our innovative, materials-agnostic approach to building a higher performing battery without compromising safety keeps us flexible and on the cutting-edge of battery technology innovation.

Enovix is headquartered in Silicon Valley with facilities in India, Korea and Malaysia. For more information visit www.enovix.com and follow us on LinkedIn.

Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, and other non-GAAP measures are intended as supplemental financial measures of our performance that provide an additional tool for investors to use in evaluating ongoing operating results, trends, and in comparing our financial measures with those of comparable companies.
However, you should be aware that other companies may calculate similar non-GAAP measures differently. Non-GAAP financial measures have limitations, including that they exclude certain expenses that are required under GAAP, which adjustments reflect the exercise of judgment by management. Reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the tables at the end of this shareholder letter.
While Enovix provides fourth quarter 2024 guidance for adjusted EBITDA loss and non-GAAP EPS loss, we are unable to provide without unreasonable effort a GAAP to non-GAAP reconciliation of these projected non-GAAP measures. Such qualitative reconciliation to the corresponding GAAP financial measure cannot be provided without unreasonable effort because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjustments that have not yet occurred, are out of our control, or cannot be reasonably predicted, including but not limited to warrant liabilities and stock-based compensation. For the same reasons, we are unable to assess the probable significance of the unavailable information, which could have a material impact on our future GAAP financial results.

Forward-Looking Statements
This letter to shareholders contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance and can be identified by words such as anticipate, believe, continue, could, estimate, expect, intend, may, might, plan, possible, potential, predict, project, should, would and similar expressions that convey uncertainty about future events or outcomes. Forward-looking statements in this letter to shareholders include, without limitation, our expectations regarding, and our ability to respond to, market and customer demand; our expectations regarding the level of customers’ interest in our batteries, the demand for more energy dense batteries and the suitability of our products to address this demand, and the impact of artificial intelligence (“AI”) features on the foregoing; our financial and business performance; projected improvements in our manufacturing and commercialization and R&D activities at Fab2, including the ability of the sales team to support the path to profitability by attracting demand across high-growth markets ; our achievement of the milestones under our strategic partnership with a second leading smartphone OEM and our ability to enter into the smartphone market in 2025 with high-volume production from our Fab2 facility; our expectations regarding EX-1M production and mass production purchase order with a leading IoT customer in 2025, completion of site acceptance testing for our High-Volume Line, and the shipment of EX-2M samples in Q4; our ability to meet goals for yield and throughput; our expectations regarding Fab2 in and its capacity to support multiple customer qualifications; the anticipated contributions of our R&D teams to support product innovation; our revenue funnel; our efforts in the portable electronics and EV markets, including the IoT, smartphone and virtual reality categories; our ability to meet milestones and deliver on our objectives and expectations, including achieving certain safety certifications for our products and our ability sample batteries from our Agility Line to customers; the implementation and expected success of our business model and growth strategy, including our focus on the addressable market categories in which we believe an improved battery drives a high value to the product and premium pricing for our solutions; our ability to manage our expenses and realize our annual cost savings goals; our ability to manage and achieve the benefits of our restructuring efforts; and forecasts of our financial and performance metrics.
Actual results could differ materially from these forward-looking statements as a result of certain risks and uncertainties, including, without limitation, our ability to improve energy density among our products, establish sufficient manufacturing operations and optimize manufacturing processes to meet demand, source materials and establish supply relationships, and secure adequate funds to execute on our operational and strategic goals; the safety hazards associated with our batteries and the manufacturing process; a concentration of customers in the military market; certain unfavorable terms in our commercial agreements that may limit our ability to market our products; market acceptance of our products; changes in consumer preferences or demands; changes in industry standards; the impact of technological development and competition; and global economic conditions, including inflationary and supply chain pressures, and political, social, and economic instability, including as a result of armed conflict, war or threat of war, or trade and other international disputes that could disrupt supply or delivery of, or demand for, our products.
For additional information on these risks and uncertainties and other potential factors that could cause actual results to differ from the results predicted, please refer to our filings with the Securities and Exchange Commission (“SEC”), including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K and quarterly reports on Form 10-Q and other documents that we have filed, or will file, with the SEC. Any forward-looking statements in this letter to shareholders speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For media and investor inquiries, please contact:

Enovix Corporation
Robert Lahey
Email: ir@enovix.com

Enovix Corporation
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands, Except Share and per Share Amounts)

	September 29, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$200,912	$233,121
Short-term investments	—	73,694
Accounts receivable, net	1,911	909
Notes receivable, net	—	1,514
Inventory	9,564	8,737
Prepaid expenses and other current assets	11,598	5,202
Total current assets	223,985	323,177
Property and equipment, net	157,680	166,471
Customer relationship intangibles and other intangibles, net	37,583	42,168
Operating lease, right-of-use assets	13,810	15,290
Goodwill	12,217	12,098
Other assets, non-current	2,746	5,100
Total assets	$448,021	$564,304
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,046	$21,251
Accrued expenses	13,855	13,976
Accrued compensation	8,038	10,731
Short-term debt	11,555	5,917
Deferred revenue	6,206	6,708
Other liabilities	4,760	2,435
Total current liabilities	59,460	61,018
Long-term debt, net	168,744	169,099
Warrant liability	23,265	42,900
Operating lease liabilities, non-current	14,346	15,594
Deferred revenue, non-current	3,774	3,774
Deferred tax liability	8,178	10,803
Other liabilities, non-current	12	13
Total liabilities	277,779	303,201
Commitments and Contingencies
Stockholders’ equity:
Common stock, $0.0001 par value; authorized shares of 1,000,000,000; issued and outstanding shares of $177,591,877 and $167,392,315 as of September 29, 2024 and December 31, 2023, respectively	18	17
Additional paid-in-capital	951,237	857,037
Accumulated other comprehensive loss	(42)	(62)
Accumulated deficit	(783,621)	(598,845)
Total Enovix's stockholders’ equity	167,592	258,147
Non-controlling interest	2,650	2,956
Total equity	170,242	261,103
Total liabilities and equity	$448,021	$564,304

Enovix Corporation
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Share and per Share Amounts)

	Quarters Ended		Fiscal Years-to-Date Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Revenue	$4,317	$200	$13,357	$263
Cost of revenue	4,959	16,809	16,454	43,292
Gross margin	(642)	(16,609)	(3,097)	(43,029)
Operating expenses:
Research and development	24,220	13,508	102,073	53,810
Selling, general and administrative	20,744	17,245	61,176	61,207
Impairment of equipment	—	—	—	4,411
Restructuring cost	3,661	3,021	41,807	3,021
Total operating expenses	48,625	33,774	205,056	122,449
Loss from operations	(49,267)	(50,383)	(208,153)	(165,478)
Other income (expense):
Change in fair value of common stock warrants	29,899	31,320	17,359	4,140
Interest income	2,859	4,326	9,745	9,942
Interest expense	(1,718)	(1,557)	(5,068)	(2,827)
Other income (loss), net	(2,217)	109	(1,509)	129
Total other income, net	28,823	34,198	20,527	11,384
Loss before income tax benefit	(20,444)	(16,185)	(187,626)	(154,094)
Income tax expense (benefit)	2,194	—	(2,544)	—
Net loss	(22,638)	(16,185)	(185,082)	(154,094)
Net loss attributable to non-controlling interests	(102)	—	(306)	—
Net loss attributable to Enovix	$(22,536)	$(16,185)	$(184,776)	$(154,094)

Net loss per share attributable to Enovix shareholders, basic	$(0.13)	$(0.10)	$(1.07)	$(0.98)
Weighted average number of common shares outstanding, basic	176,680,578	159,829,716	172,393,869	157,559,138
Net loss per share attributable to Enovix shareholders, diluted	$(0.30)	$(0.29)	$(1.07)	$(1.00)
Weighted average number of common shares outstanding, diluted	176,872,382	161,371,417	172,393,869	158,260,393

Enovix Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In Thousands)

	Fiscal Years-to-Date Ended
	September 29, 2024	October 1, 2023
Cash flows used in operating activities:
Net loss	$(185,082)	$(154,094)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation, accretion and amortization	37,417	10,000
Stock-based compensation	48,630	57,832
Changes in fair value of common stock warrants	(17,359)	(4,140)
Impairment and loss on disposals of long-lived assets	38,249	4,411
Others	174	—
Changes in operating assets and liabilities:
Accounts and notes receivables	494	169
Inventory	(827)	418
Prepaid expenses and other assets	(3,913)	546
Accounts payable	(10,018)	4,338
Accrued expenses and compensation	3,175	3,113
Deferred revenue	(502)	—
Deferred tax liability	(3,303)	—
Other liabilities	190	(1)
Net cash used in operating activities	(92,675)	(77,408)
Cash flows from investing activities:
Purchase of property and equipment	(59,830)	(32,979)
Purchases of investments	(31,812)	(115,736)
Maturities of investments	106,621	16,700
Net cash provided by (used in) investing activities	14,979	(132,015)
Cash flows from financing activities:
Proceeds from issuance of Convertible Senior Notes and loans	4,572	172,500
Repayment of debt	(180)	—
Payments of debt issuance costs	—	(5,251)
Purchase of Capped Calls	—	(17,250)
Payroll tax payments for shares withheld upon vesting of RSUs	(5,601)	(2,988)
Proceeds from the exercise of stock options and issuance of common stock, net of issuance costs	44,285	9,232
Proceeds from issuance of common stock under employee stock purchase plan	1,145	1,169
Repurchase of unvested restricted common stock	(4)	(23)
Net cash provided by financing activities	44,217	157,389
Effect of exchange rate changes on cash, cash equivalents and restricted cash	1,303	—
Change in cash, cash equivalents, and restricted cash	(32,176)	(52,034)
Cash and cash equivalents and restricted cash, beginning of period	235,123	322,976
Cash and cash equivalents, and restricted cash, end of period	$202,947	$270,942

Net Loss Attributable to Enovix to Adjusted EBITDA Reconciliation
While we prepare our consolidated financial statements in accordance with GAAP, we also utilize and present certain financial measures that are not based on GAAP. We refer to these financial measures as “non-GAAP” financial measures. In addition to our financial results determined in accordance with GAAP, we believe that EBITDA and Adjusted EBITDA are useful measures in evaluating its financial and operational performance distinct and apart from financing costs, certain non-cash expenses and non-operational expenses.
These non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP. We endeavor to compensate for the limitation of the non-GAAP financial measures presented by also providing the most directly comparable GAAP measures.
We use non-GAAP financial information to evaluate our ongoing operations and for internal planning, budgeting and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors in assessing its operating performance and comparing its performance with competitors and other comparable companies. You should review the reconciliations below but not rely on any single financial measure to evaluate our business.
“EBITDA” is defined as earnings (net loss) attributable to Enovix adjusted for interest expense, income tax benefit, depreciation and amortization expense. “Adjusted EBITDA” includes additional adjustments to EBITDA such as stock-based compensation expense, change in fair value of common stock warrants, inventory step-up, impairment of equipment and other special items as determined by management which it does not believe to be indicative of its underlying business trends.
Below is a reconciliation of net loss attributable to Enovix on a GAAP basis to the non-GAAP EBITDA and Adjusted EBITDA financial measures for the periods presented below (in thousands):

	Quarters Ended		Fiscal Years-to-Date Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Net loss attributable to Enovix	$(22,536)	$(16,185)	$(184,776)	$(154,094)
Interest expense	1,718	1,557	5,068	2,827
Income tax expense (benefit)	2,194	—	(2,544)	—
Depreciation and amortization	6,500	2,900	37,417	10,000
EBITDA	(12,124)	(11,728)	(144,835)	(141,267)
Stock-based compensation expense (1)	16,722	13,274	47,414	57,473
Change in fair value of common stock warrants	(29,899)	(31,320)	(17,359)	(4,140)
Inventory step-up	—	—	1,907	—
Impairment of equipment	—	—	—	4,411
Restructuring cost (1)	3,661	3,021	41,807	3,021
Acquisition cost	—	1,115	—	1,115
Adjusted EBITDA	$(21,640)	$(25,638)	$(71,066)	$(79,387)

(1) $0.1 million and $1.2 million of stock-based compensation expense are included in the restructuring cost line of the table above for the quarter and fiscal year-to-date ended September 29, 2024, respectively. $0.4 million of stock-based compensation expense is included in the restructuring cost line of the table above for the quarter and fiscal year-to-date ended October 1, 2023.

Free Cash Flow Reconciliation
We define “Free Cash Flow” as (i) net cash from operating activities less (ii) capital expenditures, net of proceeds from disposals of property and equipment, all of which are derived from our Consolidated Statements of Cash Flow. The presentation of non-GAAP Free Cash Flow is not intended as an alternative measure of cash flows from operations, as determined in accordance with GAAP. We believe that this financial measure is useful to investors because it provides investors to view our performance using the same tool that we use to gauge our progress in achieving our goals and it is an indication of cash flow that may be available to fund investments in future growth initiatives. Below is a reconciliation of net cash used in operating activities to the Free Cash Flow financial measures for the periods presented below (in thousands):

	Fiscal Years-to-Date Ended
	September 29, 2024	October 1, 2023
Net cash used in operating activities	$(92,675)	$(77,408)
Capital expenditures	(59,830)	(32,979)
Free Cash Flow	$(152,505)	$(110,387)

Other Non-GAAP Financial Measures Reconciliation
(In Thousands, Except Share and per Share Amounts)

	Quarters Ended		Fiscal Years-to-Date Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
Revenue	$4,317	$200	$13,357	$263

GAAP cost of revenue	$4,959	$16,809	$16,454	$43,292
Stock-based compensation expense	(101)	(2,396)	(196)	(5,001)
Inventory step-up	—	—	(1,907)	—
Non-GAAP cost of revenue	$4,858	$14,413	$14,351	$38,291

GAAP gross margin	$(642)	$(16,609)	$(3,097)	$(43,029)
Stock-based compensation expense	101	2,396	196	5,001
Inventory step-up	—	—	1,907	—
Non-GAAP gross margin	$(541)	$(14,213)	$(994)	$(38,028)

GAAP research and development (R&D) expense	$24,220	$13,508	$102,073	$53,810
Stock-based compensation expense	(5,914)	(4,949)	(19,771)	(22,072)
Amortization of intangible assets	(417)	—	(1,248)	—
Non-GAAP R&D expense	$17,889	$8,559	$81,054	$31,738

GAAP selling, general and administrative (SG&A) expense	$20,744	$17,245	$61,176	$61,207
Stock-based compensation expense	(10,707)	(5,929)	(27,447)	(30,400)
Amortization of intangible assets	(774)	—	(2,304)	—
Acquisition cost	—	(1,115)	—	(1,115)
Non-GAAP SG&A expense	$9,263	$10,201	$31,425	$29,692

GAAP operating expenses	$48,625	$33,774	$205,056	$122,449
Stock-based compensation expense included in R&D expense	(5,914)	(4,949)	(19,771)	(22,072)
Stock-based compensation expense included in SG&A expense	(10,707)	(5,929)	(27,447)	(30,400)
Amortization of intangible assets	(1,191)	—	(3,552)	—
Impairment of equipment	—	—	—	(4,411)
Restructuring cost (1)	(3,661)	(3,021)	(41,807)	(3,021)
Acquisition cost	—	(1,115)	—	(1,115)
Non-GAAP operating expenses	$27,152	$18,760	$112,479	$61,430

(1) $0.1 million and $1.2 million of stock-based compensation expense is included in the restructuring cost line of the table above for the quarter and fiscal year-to-date ended September 29, 2024, respectively. $0.4 million of stock-based compensation expense is included in the restructuring cost line of the table above for the quarter and fiscal year-to-date ended October 1, 2023.

	Quarters Ended		Fiscal Years-to-Date Ended
	September 29, 2024	October 1, 2023	September 29, 2024	October 1, 2023
GAAP loss from operations	$(49,267)	$(50,383)	$(208,153)	$(165,478)
Stock-based compensation expense (1)	16,722	13,274	47,414	57,473
Amortization of intangible assets	1,191	—	3,552	—
Inventory step-up	—	—	1,907	—
Impairment of equipment	—	—	—	4,411
Restructuring cost (1)	3,661	3,021	41,807	3,021
Acquisition cost	—	1,115	—	1,115
Non-GAAP loss from operations	$(27,693)	$(32,973)	$(113,473)	$(99,458)

GAAP net loss attributable to Enovix	$(22,536)	$(16,185)	$(184,776)	$(154,094)
Stock-based compensation expense (1)	16,722	13,274	47,414	57,473
Change in fair value of common stock warrants	(29,899)	(31,320)	(17,359)	(4,140)
Inventory step-up	—	—	1,907	—
Amortization of intangible assets	1,191	—	3,552	—
Impairment of equipment	—	—	—	4,411
Restructuring cost (1)	3,661	3,021	41,807	3,021
Acquisition cost	—	1,115	—	1,115
Non-GAAP net loss attributable to Enovix shareholders	$(30,861)	$(30,095)	$(107,455)	$(92,214)

GAAP net loss per share attributable to Enovix, basic	$(0.13)	$(0.10)	$(1.07)	$(0.98)
GAAP weighted average number of common shares outstanding, basic	176,680,578	159,829,716	172,393,869	157,559,138

GAAP net loss per share attributable to Enovix, diluted	$(0.30)	$(0.29)	$(1.07)	$(1.00)
GAAP weighted average number of common shares outstanding, diluted	176,872,382	161,371,417	172,393,869	158,260,393

Non-GAAP net loss per share attributable to Enovix, basic	$(0.17)	$(0.19)	$(0.62)	$(0.59)
GAAP weighted average number of common shares outstanding, basic	176,680,578	159,829,716	172,393,869	157,559,138

Non-GAAP net loss per share attributable to Enovix, diluted	$(0.17)	$(0.19)	$(0.62)	$(0.58)
GAAP weighted average number of common shares outstanding, diluted	176,872,382	161,371,417	172,393,869	158,260,393

(1) $0.1 million and $1.2 million of stock-based compensation expense is included in the restructuring cost line of the table above for the quarter and fiscal year-to-date ended September 29, 2024, respectively. $0.4 million of stock-based compensation expense is included in the restructuring cost line of the table above for the quarter and fiscal year-to-date ended October 1, 2023.